UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (date of earliest event reported):  August 17, 2006

Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Delaware	001-31711	99-0273889
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1500 Dragon Street, Suite 1500, Dallas, Texas 75207
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code:    (214) 623-8446

                                                                Not Applicable
Former name or address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  ELECTION OF DIRECTORS; DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

                On August 17, 2006, the board of directors (the "Board") of Home Solutions of America, Inc., a Delaware corporation ("Home Solutions") acted to increase the number of the members of the Board from five (5) members to six (6) members, and to appoint Brian Marshall as a member of the Board to fill the newly created vacant Board seat, effective immediately.  Mr. Marshall is the President of Fireline Restoration, Inc., a Florida corporation and a wholly-owned subsidiary of Home Solutions ("Fireline"), which was acquired by Home Solutions effective July 1, 2006, pursuant to a Stock Purchase Agreement dated July 31, 2006 among Home Solutions, Fireline and Mr. Marshall (the "Purchase Agreement").

                The purchase price paid to Mr. Marshall for the Fireline stock consisted of (i) $11,450,000 in cash, (ii) a $21,650,000 unsecured promissory note issued by Home Solutions (the "Note"), and (iii) 4,000,000 shares (the "Shares") of Home Solutions' common stock.  Mr. Marshall continues to serve as the President of Fireline pursuant to the terms of an employment agreement entered into among Mr. Marshall, Fireline and Home Solutions (the "Employment Agreement").  Home Solutions also paid Mr. Marshall $50,000 in consideration of Mr. Marshall's agreement not to compete with Home Solutions and its subsidiaries, subject to certain exceptions contained in the Purchase Agreement and the Employment Agreement.

                Mr. Marshall's appointment to the Board was contemplated by the Purchase Agreement, which required Home Solutions to appoint Mr. Marshall (or another representative of Fireline acceptable to the Board) to the Board.  Pursuant to the Purchase Agreement, Home Solutions has agreed to cause Mr. Marshall (or his representative) to be nominated to serve on the Board for one additional term after his initial appointment; provided, that Home Solutions has no obligation to appoint Mr. Marshall (or his representative) to its Board or nominate such person to serve for an additional Board term, if such appointment or nomination would cause Home Solutions to violate applicable Securities and Exchange Commission ("SEC") or Nasdaq requirements, if Mr. Marshall is no longer employed by Fireline or owns less than 50% of the Shares, or if Mr. Marshall (or the Fireline representative) commits an act of fraud, theft, embezzlement, or crime of moral turpitude.

                The Fireline acquisition, which closed on July 31, 2006, and the Purchase Agreement, the Note and the Employment Agreement have an effective date of July 1, 2006, pursuant to the agreement of the parties.  The Purchase Agreement contains various representations, warranties, covenants and agreements, and indemnity obligations of the parties.

                Payments of accrued interest on the outstanding balance of the Note are due on the first day of the month commencing on September 1, 2006.  Interest on the outstanding balance of the Note accrues and compounds monthly at the prime rate of interest (as quoted in The Wall Street Journal from time to time) from July 1, 2006 until November 17, 2006.  The Note is payable on November 17, 2006; however, if the Note is not paid in full by that date, the interest rate increases to 12% and the maturity date of the Note automatically extends to January 31, 2007.  If certain designated outstanding accounts receivable due to Fireline are collected in whole or in part while the Note is outstanding, Home Solutions must make a payment on the Note equal to the amount collected within five business days after receipt of the collected amount.  An event of default occurs under the Note if Home Solutions fails to cause Mr. Marshall to be removed from a personal guaranty of certain indebtedness owed by Fireline to its lender under a loan agreement on or before November 17, 2006, or if Home Solutions fails to pay any amount when due under the Note and such failure continues for ten days thereafter, unless payment is automatically abated under the terms of the Note due to the pending resolution of a dispute among the parties.

                Under the Purchase Agreement, Mr. Marshall agrees to pay monthly interest to Home Solutions on the uncollected balance of certain Fireline receivables (net of bad debt reserve) if such receivables are not collected on or before January 31, 2007, at a rate equal to the prime rate of interest (as quoted in The Wall Street Journal from time to time) if the Note is outstanding, or at a rate equal to 12% if the Note is paid in full.  Mr. Marshall further agrees to pay any outstanding balance of such receivables (net of bad debt reserve) to Home Solutions on or before June 30, 2007.

                Pursuant to the terms of the Employment Agreement, Mr. Marshall is employed by Fireline as its President for an initial three year term, which may be extended by Mr. Marshall for two additional one year terms.  Mr. Marshall's annual salary is $300,000 for fiscal years 2006 and 2007, subject to increase for future years.  Pursuant to the terms of the Employment Agreement, the Fireline employees (including Mr. Marshall) are entitled to an annual aggregate bonus equal to 5% of Fireline's earnings before interest, taxes, depreciation and amortization in a given year, which amount shall be allocated among Mr. Marshall and the Fireline employees as determined by Mr. Marshall.  The Employment Agreement further provides that Mr. Marshall is entitled to receive reimbursement of business expenses, employee benefits, a vehicle allowance of up to $1,500 per month plus operation and maintenance costs and expenses, and a rental allowance of up to $13,200 per month.  The Employment Agreement may be terminated by Mr. Marshall for good reason or by Fireline without cause, in which case Mr. Marshall is entitled to receive his salary and benefits through the remainder of the employment term.  The Employment Agreement may be terminated by Mr. Marshall without good reason or by Fireline with cause, in which case Mr. Marshall is entitled to receive his salary through the date of termination.  Mr. Marshall agrees not to compete with Home Solutions or its subsidiaries for a period of two years following the date of his termination of employment unless he is terminated by Fireline without cause or he terminates his employment for good reason, in which case, the noncompetition covenants automatically terminate.

                Pursuant to the Purchase Agreement, on August 14, 2006, Home Solutions filed a registration statement with the SEC registering the Shares for resale under the Securities Act of 1933, as amended.  If the Shares are not registered within 150 days following the date the registration statement is filed with the SEC, Home Solutions must pay Mr. Marshall monthly interest on the value of the unregistered Shares, based on the thirty-day trailing average of the closing price of the Home Solutions' common stock at the prime rate of interest (as quoted in The Wall Street Journal from time to time).

                In connection with the acquisition of Fireline, Home Solutions obtained the consent of its lender, Texas Capital Bank ("TCB"), which consent was required pursuant to the terms of the loan agreement between Home Solutions and TCB pursuant to which Home Solutions obtained a $10,000,000 line of credit from TCB in March 2006 (the "TCB Line of Credit").  In connection with obtaining TCB's consent, Home Solutions agreed to pay TCB a $15,000 fee and agreed to cause Mr. Marshall to execute a subordination agreement, pursuant to which the Note shall be subordinated to Home Solutions' obligations to TCB, on or before October 15, 2006.

                The obligations of Fireline continue in full force and effect after the acquisition.  Certain of these obligations include indebtedness owed by Fireline to its lender under a loan agreement that is personally guaranteed by Mr. Marshall, a personal property lease for an aircraft owned indirectly by Mr. Marshall that may be terminated by Fireline, the lease of Fireline's office headquarters indirectly owned by Mr. Marshall, and various vehicle, equipment, personal property and real property leases.  Mr. Marshall agreed to continue to guarantee the indebtedness owed by Fireline to its lender until November 17, 2006, and Home Solutions agreed to cause Mr. Marshall to be removed from his personal guaranty of such indebtedness by that date, unless the loan obligations have terminated.

                Pursuant to the Purchase Agreement, Home Solutions has agreed to grant stock options under Home Solutions' stock plans to certain key employees of Fireline (other than Mr. Marshall), upon such terms and conditions as are determined by Home Solutions, but not to exceed options exercisable for an aggregate of 300,000 shares of Home Solutions' common stock.

                The Purchase Agreement, the Note and the Employment Agreement are attached to the Current Report on Form 8-K filed with the SEC by Home Solutions on August 4, 2006, as exhibits 2.01, 10.01 and 10.02, respectively.

On August 15, 2006, Mr. Marshall furnished $4,984,800 in cash to a financial institution to fund a letter of credit in the same amount, to support the issuance of a construction bond for the benefit of Home Solutions.  The bond is required in connection with a project to be performed by a subsidiary of Home Solutions in the New Orleans, Louisiana area.  In consideration of the issuance of the letter of credit, Home Solutions agreed to pay Mr. Marshall the following fees: (i) $49,848 for each 60-day period during which the letter of credit is outstanding, and (ii) a monthly fee equal to $41,540 for each month that the letter of credit is outstanding.  Furthermore, Home Solutions agreed to indemnify Mr. Marshall for any amounts drawn under the letter of credit and for certain fees and expenses related to the agreement and the letter of credit.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.

Date: August 23, 2006	By: /s/ Jeffrey M. Mattich
Name: Jeffrey M. Mattich
Title: Chief Financial Officer

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